                                                                    Exhibit 21.1

                                 SYNOPSYS, INC.

                                  Subsidiaries

   Name                                          Jurisdiction of Incorporation
   ----                                          -----------------------------
   Advanced Test Technologies, Inc.                                     U.S.A.
   Apteq Design Systems, Inc.                                           U.S.A.
   Archer Systems, Inc.                                                 U.S.A.
   Chronologic Simulation, Inc.                                         U.S.A.
   CIDA Technology, Inc.                                                U.S.A.
   CSW Land Development Corporation                                     U.S.A.
   Eagle Design Automation, Inc.                                        U.S.A.
   Electronic Design Automation Services Europe                    Netherlands
   Epic International, Inc.                                             U.S.A.
   Everest Design Automation, Inc.                                      U.S.A.
   Gambit Automated Design, Inc.                                        U.S.A.
   Maude Avenue Land Corporation                                        U.S.A.
   Nihon Synopsys Co., Ltd.                                             Japan
   Quad Design Technology, Inc.                                         U.S.A.
   Radiant Design Tools, Inc.                                           U.S.A.
   Silerity, Inc.                                                       U.S.A.
   Stanza Systems, Inc.                                                 U.S.A.
   Sunrise Test Systems, Inc.                                           U.S.A.
   Synopsys Consulting SARL                                             France
   Synopsys Finland OY                                                 Finland
   Synopsys GmbH                                                       Germany
   Synopsys Holding Co.                                                 U.S.A.
   Synopsys (India) Pvte. Ltd.                                           India
   Synopsys International, Inc.                                       Barbados
   Synopsys International Limited                                      Ireland
   Synopsys Ireland Limited                                            Ireland
   Synopsys Ireland Resources                                          Ireland
   Synopsys Italia, SRL                                                  Italy
   Synopsys Korea, Inc.                                                  Korea
   Synopsys Leasing Company                                             U.S.A.
   Synopsys (Northern Europe) Ltd.                              United Kingdom
   Synopsys SARL                                                        France
   Synopsys Scandinavia AB                                              Sweden
   Synopsys Services SARL                                               France
   Synopsys Singapore Pte. Ltd.                                      Singapore
   Synthesis and Optimisation Systems Ltd.                              Israel
   Systems Science, Inc.                                                U.S.A.
   The CAE Company                                                 Netherlands
   Viewlogic Asia Corporation                                           U.S.A.
   Viewlogic Benelux                                               Netherlands
   Viewlogic Europe BV                                             Netherlands